Exhibit 10.1

This VOTING AND SUPPORT AGREEMENT, dated as of October 26, 2026 (this “Agreement”), is entered into by and between Ares Capital Corporation, a Maryland corporation (“Parent”), and the stockholder of Midcap Financial Investment Corporation, a Maryland corporation (the “Company”), set forth on Schedule A hereto (the “Equityholder”). Parent and the Equityholder are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Union Acquisition Sub Inc., a Maryland corporation and a direct wholly owned Subsidiary of Parent (“Acquisition Sub 1”), Union Acquisition Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Acquisition Sub 2”), the Company, and, solely for the purposes set forth therein, Ares Capital Management LLC, are entering into an agreement and plan of merger (as it may be amended, amended and restated, supplemented or modified, from time to time, the “Merger Agreement”), pursuant to which (i) Acquisition Sub 1 will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “First Merger”), and (ii) immediately following the First Merger, the Company, as the surviving corporation in the First Merger, will merge with and into Acquisition Sub 2, with Acquisition Sub 2 surviving as a wholly owned Subsidiary of Parent (the “Second Merger” and, together with the First Merger, the “Mergers”), in each case on the terms and subject to the conditions set forth therein;

WHEREAS, as a condition to the willingness of Parent, Acquisition Sub 1 and Acquisition Sub 2 to enter into the Merger Agreement, Parent has required that the Equityholder agree to, and the Equityholder has agreed to, enter into this Agreement with respect to its Subject Securities (defined below);

WHEREAS, the Equityholder is the Beneficial Owner (as defined below), and has either sole or shared voting power over, such number of Subject Securities as is indicated opposite the Equityholder’s name on Schedule A attached hereto; and

WHEREAS, the Equityholder agrees not to Transfer (as defined below) any of the Equityholder’s Subject Securities, and to vote such Subject Securities in a manner so as to facilitate consummation of the transactions contemplated by the Merger Agreement (including the Mergers), in each case, subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.            Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Adverse Amendment” shall mean an amendment, modification or waiver of the Merger Agreement in the form as it exists as of the time of the execution of the Merger Agreement in a manner that (a) decreases the amount of the Cash Consideration or the Per Share Stock Consideration or changes the form of consideration to be paid to the Company’s stockholders in connection with the First Merger or (b) otherwise materially adversely affects the Equityholder (in its capacity as a stockholder of the Company) or the economic interests of the stockholders of the Company.

“Affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that (a) the Company and its Subsidiaries shall not be deemed Affiliates of the Equityholder for purposes of this Agreement and (b) other than with respect to Section 12.17, no direct or indirect portfolio companies (as such term is understood in the private equity industry) or investments of or affiliated with any Party or any of its Affiliates shall be deemed or treated as an Affiliate of such Party, including, (x) with respect to Parent, any Parent Portfolio Company or Vehicle (or any form of real asset or property held by any form of asset holding structure of, or such other investment or portfolio company of, a Vehicle) advised, managed, sponsored or controlled by the Parent External Adviser or a member of the Parent External Adviser or any Person directly or indirectly controlling, controlled by or under common control with Parent, the Parent External Adviser or a member of the Parent External Adviser and (y) with respect to the Equityholder, Apollo Global Management, Inc. and each of its Subsidiaries and affiliated investment funds, accounts, vehicles and portfolio companies (including the investment adviser to the Company and any other fund, account or vehicle advised, managed, sponsored or controlled by any of the foregoing), in each case other, than the Equityholder itself and any Permitted Transferee.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Expiration Time” shall mean the earliest to occur of (i) the Effective Time, (ii) upon any Adverse Amendment being made without the prior written consent of the Equityholder, (iii) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof, (iv) the making of a Company Adverse Recommendation Change and (v) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to the Equityholder, any Transfer of Subject Securities by the Equityholder (i) to another equityholder or stockholder of the Company subject to a similar voting and support agreement with Parent, (ii) to an Affiliate of the Equityholder (including, for this purpose, any Person described in clause (b)(y) of the definition of “Affiliates” (provided that following such Transfer, clause (b) of the definition of “Affiliates” shall not apply to such Person)) or (iii) following the Company Stockholder Approval (as applicable, each, a “Permitted Transferee”); provided, that (x) such Transfer is in accordance with applicable Law, and (y) in the case of Permitted Transfers contemplated by clauses (i) and (ii), such Permitted Transferee, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in form and substance reasonably acceptable to Parent (a “Joinder”), to become a party to this Agreement and be subject to the restrictions and obligations applicable to the Equityholder with respect to the Subject Securities so Transferred; provided, further, that, notwithstanding the foregoing, no such Transfer pursuant to clause (ii) shall relieve the transferring Equityholder from its obligations under this Agreement prior to the execution of such Joinder; provided, further, that, notwithstanding anything to the contrary in this Agreement, the delivery by the Equityholder of shares of Company Common Stock to any holder of restricted stock units in respect of Company Common Stock upon the vesting or settlement of such restricted stock units in accordance with their terms as in effect on the date hereof in an amount not to exceed 11,200 shares of Company Common Stock (an “RSU Delivery”) shall constitute a Permitted Transfer, no Joinder shall be required in connection therewith, the recipient of such shares shall not be deemed a Permitted Transferee, and the shares so delivered shall cease to be Subject Securities upon such RSU Delivery.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

“Subject Securities” shall mean, collectively, the shares of Company Common Stock set forth on Schedule A attached hereto and any New Subject Securities (as defined below).

“Transfer” shall mean (i) any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest or option, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person, (ii) in respect of any capital stock or interest in any capital stock , entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, the economic consequence of ownership of such any capital stock or interest in any capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise or (iii) the deposit of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock) in a voting trust, or granting of any proxy or power of attorney or entry into any voting agreement, arrangement, understanding or commitment with respect thereto (other than this Agreement or as expressly contemplated by this Agreement); provided, that none of the following shall constitute a Transfer: (A) any indirect transfer of, or change in, the equity or other interests in the Equityholder as a result of Transfers of publicly listed securities or any capital stock in any Person that directly or indirectly controls, or is an investor in, the Equityholder, or (B) any Transfer to which Parent consents in writing. For purposes of this Agreement, “capital stock” shall include equity interests in a corporation, partnership, limited liability company or real estate investment trust.

“Willful Breach” shall mean any material breach of this Agreement where the action or non-action constituting or giving rise to such breach was intentionally undertaken by the Party taking such action, with actual knowledge that such action or non-action would or would reasonably be expected to constitute or give rise to a breach of this Agreement.

“Fraud” shall mean, of a Person, an intentional and knowing misrepresentation of or with respect to a representation or warranty set forth in this Agreement, which misrepresentation constitutes actual common law fraud (and not constructive fraud or negligent misrepresentation).

2.              Agreement to Retain Subject Securities.

2.1            Transfer of Subject Securities. Other than a Permitted Transfer, from the date of this Agreement until the Expiration Time, no Equityholder shall, with respect to any Subject Securities Beneficially Owned by the Equityholder, Transfer any such Subject Securities; provided, in the event that any Equityholder intends to undertake a Permitted Transfer of any of the Equityholder’s Subject Securities, the Equityholder shall (i) provide prior notice thereof to Parent and (ii) authorize the Company to, or authorize the Company to instruct its transfer agent to, effect such Permitted Transfer only if a Joinder in respect of such Transfer has been executed and delivered to Parent to the extent required under the definition of “Permitted Transfer”; provided, further, that the foregoing clauses (i) and (ii) shall not apply to any RSU Delivery.

2.2            Additional Purchases; Adjustments. The Equityholder agrees that any shares of Company Common Stock that the Equityholder purchases or otherwise acquires Beneficial Ownership of, and with respect to which the Equityholder has sole or shared voting power, after the execution of this Agreement and prior to the Expiration Time (the “New Subject Securities”) shall be subject to the terms and conditions of this Agreement as Subject Securities. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock or equity interests of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities as Subject Securities.

2.3            Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of the Equityholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

3.              Agreement to Vote and Approve. From the date of this Agreement until the Expiration Time, at every meeting of the stockholders of the Company (including the Company Stockholders’ Meeting, and any annual meeting or special meeting) however called, with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, the Equityholder shall, and shall cause each holder of record of Subject Securities on any applicable record date to (including via proxy or written consent), solely in its capacity as a stockholder of the Company, (a) when such meeting is held, appear at such meeting or otherwise cause the Equityholder’s Subject Securities to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, (b) vote all such Subject Securities (solely in respect of the following matters, and not with respect to any other matters): (i) in favor of (A) the approval of the Mergers and any other matters expressly contemplated by the Merger Agreement that are submitted to a vote of the Company’s stockholders and are necessary for the consummation of the Mergers and the other transactions contemplated by the Merger Agreement and (B) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Mergers; and (ii) against (A) any Competing Proposal, Alternative Acquisition Agreement or any of the transactions contemplated thereby, (B) any action, proposal, transaction, or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, and (C) any reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement). The Equityholder shall execute and deliver (or cause the holders of record of the Subject Securities to execute and deliver), within five (5) Business Days of receipt, any proxy card or voting instructions it receives that is sent by the Company to its stockholders soliciting proxies with respect to any matter described in this Section 3, which shall be voted in the manner described in this Section 3. Except as expressly set forth in this Section 3, the Equityholder shall retain at all times the right to vote the Subject Securities in its sole discretion on all matters.

4.              No Inconsistent Agreements. The Equityholder hereby represents, covenants and agrees that, except pursuant to this Agreement, the Equityholder (i) is not subject to, has not entered into, and shall not enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any of the Subject Securities Beneficially Owned by the Equityholder that is inconsistent with the Equityholder’s obligations pursuant to this Agreement, (ii) is not subject to, has not granted, and shall not grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any of such Subject Securities that is inconsistent with the Equityholder’s obligations pursuant to this Agreement, and (iii) is not subject to, has not entered into, and shall not enter into, any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

5.              Representations and Warranties of the Equityholder. The Equityholder, on behalf of himself, herself or itself, hereby represents and warrants to Parent as follows:

5.1            Organization; Due Authority. The Equityholder (a) if applicable, is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (b) has capacity to, or if applicable, the full power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform his, her or its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Equityholder and, assuming the due and valid execution and delivery hereof by Parent, constitutes a valid and binding agreement of the Equityholder enforceable against him, her or it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

5.2            Ownership of the Subject Securities. The Equityholder (a) Beneficially Owns, and has good and valid title to, the Subject Securities indicated on Schedule A hereto opposite the Equityholder’s name, free and clear of any and all Liens, other than those (i) created by or arising under this Agreement, the Company’s Articles or the Company’s Bylaws and (ii) arising under any applicable restrictions on transfers under the Securities Act or any applicable state Securities Law, and (b) has sole or shared voting power over all of the Subject Securities Beneficially Owned by the Equityholder (as indicated thereon). As of the date hereof, the Equityholder does not Beneficially Own any shares of capital stock or other equity interests or securities of the Company other than the Subject Securities set forth on Schedule A opposite the Equityholder’s name. The Equityholder has voting power with respect to the Subject Securities and power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Securities.

5.3            No Conflict; Consents.

(a)            The execution and delivery of this Agreement by the Equityholder does not, and the performance by the Equityholder of the obligations under this Agreement and the compliance by the Equityholder with any provisions hereof do not and will not: (i) conflict with or violate any Laws applicable to the Equityholder or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Securities Beneficially Owned by the Equityholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Equityholder is a party or by which the Equityholder is bound.

(b)            No filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Equityholder from, or to be given by the Equityholder to, or be made by the Equityholder with, any Governmental Authority, in connection with the execution and delivery of this Agreement or the performance by the Equityholder of his, her or its obligations hereunder.

5.4            Absence of Litigation. As of the date of this Agreement, there is no Proceeding pending against, or, to the knowledge of the Equityholder, threatened against or affecting, the Equityholder that would reasonably be expected to prevent, impair, materially delay or materially adversely affect the ability of the Equityholder to perform the Equityholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

5.5            Reliance. The Equityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Equityholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Equityholder contained herein.

6.              Representations and Warranties of Parent. Parent hereby represents and warrants to the Equityholder as follows:

6.1           Organization; Due Authority. Parent (a) is a corporation duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (b) has the full power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due and valid execution and delivery hereof by the Equityholder, constitutes a valid and binding agreement of Parent enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

7.              Termination. This Agreement shall terminate automatically and without any further action by the Parties, and shall have no further force or effect immediately as of and following the Expiration Time without any liability on the part of any Party; provided, that the provisions set forth in this Section 7, Section 10 and Section 12 (other than Section 12.14) shall survive the termination of this Agreement; provided, further that, (a) nothing herein shall relieve any Party hereto of any liability for any Willful Breach or Fraud of this Agreement prior to such termination and (b) in no event shall the Equityholder have any liability for any damages resulting from a breach of this Agreement other than a Willful Breach or Fraud by the Equityholder prior to the termination of this Agreement.

8.              No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Securities or to create or form a “group” for purposes of the Exchange Act. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Equityholder, and Parent shall have no authority to direct the Equityholder in the voting or disposition of any of the Subject Securities, except as otherwise expressly provided herein.

9.              No Solicitation; Public Disclosure. The Equityholder agrees that the Equityholder shall not (and shall cause its Subsidiaries and its and their officers, directors and employees not to), and shall cause his, her or its Representatives acting at his, her or its direction not to, directly or indirectly, take any action that would violate Section 6.6 of the Merger Agreement if the Equityholder were deemed to be the Company for purposes of Section 6.6 of the Merger Agreement; provided, however, that (a) to the extent that the Company is expressly permitted to take any action or not prohibited from taking any action pursuant to Section 6.6 of the Merger Agreement, the Equityholder and its Representatives also shall be so permitted or not prohibited. The Equityholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (including any such disclosure by the Equityholder or its Affiliates in their periodic or current reports); provided, such consent shall not be required for communications consistent with the final form of joint press release announcing the Merger Agreement or other public disclosure made in compliance with the Merger Agreement. In the event the Equityholder intends to file a Schedule 13D (or amendment thereto) with the SEC to disclose this Agreement, the Equityholder shall provide a draft of such filing to Parent and consider any reasonable comments in good faith prior to such filing. The Equityholder consents to and authorizes the Company, Parent and their respective Affiliates to publish and disclose in the Proxy Statement, the Form N-14, any Current Report on Form 8-K and other documents required to be filed with the SEC in connection with the Merger Agreement, the Equityholder’s identity and ownership of Subject Securities and the nature of the Equityholder’s commitments under this Agreement as an exhibit to the extent required by Law, provided, that Parent shall provide the Equityholder a reasonable opportunity to review and comment on any such disclosure regarding the Equityholder prior to filing and shall consider such comments in good faith.

10.            Waiver of Certain Actions. The Equityholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding, derivative or otherwise, against Parent or any of its Affiliates, on the one hand, or the Company or any of its Subsidiaries or their respective successors, on the other hand (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) to the fullest extent permitted under Law, alleging a breach of any duty or standard of conduct of the Company Board or the Special Committee (or any member or committee thereof) or the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby; provided, that this Section 10 shall not be deemed a waiver of, or restrict, (i) any rights of any Equityholder or any Permitted Transferee thereof for any breach of this Agreement, (ii) any claim to enforce the Equityholder’s right to receive the Merger Consideration in accordance with the Merger Agreement or (iii) any claim based on Fraud.

11.            Further Assurances. Each Party shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such additional instruments, and shall take such further actions, as the other Party may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

12.            Miscellaneous.

12.1          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose of this Agreement.

12.2          Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations of the Parties hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void; provided, that, for the avoidance of doubt, (i) Parent’s consent shall not be required for any Permitted Transfer and (ii) Equityholder’s consent shall not be required for Parent or its Affiliates to engage in any merger, consolidation, reorganization or other business combination transaction. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

12.3          Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) Parent and (b) the Equityholder. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

12.4          Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery) or by confirmed electronic mail, addressed as follows:

(a)            if to the Equityholder, to him, her or it at:

[ • ]

Attention:	[ • ]
Email:	[ • ]

with copies (which shall not be considered notice) to:

[ • ]

Attention:	[ • ]
Email:	[ • ]

MidCap Financial Services, LLC

7255 Woodmont Ave., Suite 300

Bethesda, MD 20814

Attention:	Lisa Lenderman
Email:	llenderman@midcapfinancial.com

with copies (which shall not be considered notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attention:	Scott Williams
Email:	swilliams@sidley.com

(b)            if to Parent, to:

Ares Capital Corporation

245 Park Avenue

New York, New York 10167

Attention:	Kort Schnabel, Scott Lem, Ian Fitzgerald
Email:	kschnabel@aresmgmt.com
slem@aresmgmt.com
ifitzgerald@aresmgmt.com

with a copy (which shall not be considered notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention:	Alex Kelly, Owen Alexander, Mark Stagliano
E-mail:	alex.kelly@lw.com
owen.alexander@lw.com
mark.stagliano@lw.com

or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

12.5          Governing Law; Jurisdiction.

(a)            This Agreement, and all claims or causes of Proceedings (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Maryland without giving effect to conflicts of laws principles (whether of the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b)            All Proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefor may be appealed (such courts, the “Subject Courts”). Each of the Parties hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Subject Courts, for the purpose of any Proceeding arising out of or relating to this Agreement and the transactions contemplated hereby brought by any Party, (b) agrees not to commence any such action or proceeding except in such courts, (c) agrees that any claim in respect of any such action or proceeding may be heard and determined in any Subject Court, (d) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding, (e) agrees, with respect to any Proceeding filed in the Circuit Court for Baltimore City, Maryland, to jointly request an assignment to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof), and (f) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 12.4. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

12.6          Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or other equitable relief (without the requirement of posting a bond or other security) to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Subject Court, this being in addition to any other remedy to which they are entitled at law or in equity.

12.7          No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the Parties and each such Party’s respective heirs, successors and permitted assigns, except as otherwise set forth herein.

12.8         WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGERS AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.8.

12.9         Entire Agreement. This Agreement and the Merger Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

12.10       Counterparts. This Agreement may be executed in counterparts (including by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document), each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic mail or otherwise as authorized by the prior sentence) to the other Parties.

12.12       No Agreement Until Executed. Irrespective of negotiations among the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the Parties hereto unless and until (a) the Merger Agreement is executed and delivered by all parties thereto, and (b) this Agreement is executed and delivered by the Parties.

12.13        Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Mergers are consummated.

12.14       Action in Equityholder Capacity Only. The Parties acknowledge and agree that this Agreement is entered into by the Equityholder solely in his, her or its capacity as a Beneficial Owner of Subject Securities and, subject to the Merger Agreement, nothing in this Agreement shall limit, restrict or otherwise affect in any respect any actions (or omissions) taken by (a) any director or officer of the Company or any of its Subsidiaries in his or her capacity as such, including in exercising rights under the Merger Agreement or fulfilling fiduciary or other duties required under applicable Law or (b) the Equityholder in his, her or its capacity as a director, officer or employee of the Company or any Subsidiaries in fulfilling fiduciary or other duties required under applicable Law.

12.15        Obligation to Update Schedule A. The Equityholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Equityholder, the Equityholder will, as promptly as practicable following the completion of such acquisition or Transfer, notify Parent in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

12.16        Non-Survival of Representations and Warranties. The respective representations and warranties of the Equityholder and Parent contained herein shall not survive the Closing.

12.17        Non-Recourse. Notwithstanding anything herein to the contrary, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or to the extent related to this Agreement may only be brought against the entities that are expressly named as Parties hereto and their respective successors and assigns (and in the case of any Equityholder, any Permitted Transferee to whom Subject Securities are transferred). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, manager, employee, incorporator, member, partner, shareholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any Party hereto, and no past, present or future director, officer, manager, employee, incorporator, member, partner, shareholder, equityholder, controlling person, Affiliate, agent, attorney, advisor or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party hereto under this Agreement (whether in tort, contract or otherwise). The Parties acknowledge and agree that the Non-Recourse Parties are third party beneficiaries of this Section 12.17, each of whom may enforce the provisions thereof.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

PARENT:

ARES CAPITAL CORPORATION

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

EQUITYHOLDER:

[EQUITYHOLDER]

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Schedule A

[See Attached]